Exhibit T3B.2

(Translation)

ARTICLES OF ASSOCIATION

OF

NS Electronics Bangkok (1993) Limited

(As Amended)

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By a special resolution of the Extraordinary General Meeting of Shareholders No. 2/2006 on 25 August 2006 and the Extraordinary General Meeting of Shareholders No. 3/2006 on 4 October 2006 has been passed to amend all Articles of Association of the Company as follows:

CHAPTER I

General

1. These articles of association shall be called the Articles of Association of UTAC Thai Limited.

2 The term “Company” shall mean UTAC Thai Limited unless otherwise stipulated.

3. The provisions in the Civil and Commercial Code regarding limited companies shall apply to these Articles of Association unless otherwise stipulated.

4. Any addition to or amendment of these Articles of Association or the provisions in the Memorandum of Association must be approved by a special resolution of the general meeting.

CHAPTER II

Shares and Shareholders

5. All of the Company’s shares shall be ordinary shares with the same value and shall be fully paid-up in money, and each share shall be equal.

6. A share certificate shall stipulate the name of the shareholder and shall bear at least one director’s signature with the Company’s seal affixed. Any director may authorize a shareholder registrar of the Company to sign on the director’s behalf.

7. The Company shall issue share certificates to shareholders within two (2) months from the date of which the registrar has recorded the registration or from the date of which the shares have been fully paid up in the case of an allotment of remaining shares or newly-issued shares following the registration of the incorporation of the Company.

8. Where any share certificate is materially faded or damaged, a shareholder may request for a new share certificate in substitution thereof and shall return the old share certificate to the Company. A new share certificate shall be issued within a period of time as required by law.

In the case that a share certificate is lost or damaged, the shareholder shall submit to the Company evidence of lodging a complaint with the police and other evidence acceptable to the Company.

The Company may request the shareholder to pay fees in issuing a new share certificate in substitution of the share certificate which has been lost, faded or damaged.

9. The Company shall not own its own shares, or take them in pledge.

10. Shareholders, who jointly hold shares, shall be jointly liable to pay the value of shares including the amount which exceeds the value of such shares, and shall appoint one joint shareholder to become the sole person exercising rights in the capacity as a shareholder by submitting a letter of appointment to the Company. In the case where there is no clear evidence of such appointment, it shall be presumed that the person whose name is stated in the share subscription form or the share certificate is the person who has been appointed by the share subscriber or the shareholder to become the sole person exercising such rights until evidence of appointment has been sent to the Company.

11. A transfer of shares is valid when the transferor has endorsed the share certificate by stipulating the name of the transferee, and the share certificate has been signed by the transferor and transferee.

The transfer of shares is valid against the Company when the Company has received a request to recode the transfer of shares and is valid against third parties when the Company has registered the transfer of shares.

Once the Company is satisfied that the transfer of shares is valid, the Company shall register the transfer of shares within fourteen (14) days from the date the request is received. However, if the transfer of shares is invalid, the Company shall notify the applicant within seven (7) days.

12. In the case where a transferee intends to obtain a new share certificate, a written request must be filed with the Company and signed by the transferee with one witness, and the original share certificate or other evidence must be returned to the Company. In this case, the Company shall register the transfer of shares within seven (7) days and issue a new share certificate within one (1) month from the date of which the request is received.

13. In the case where a shareholder dies or is adjudged bankrupt, the recipient of his estate or administrator of his estate, or person who is entitled to the shares must produce legitimate evidence before the Company, and the Company shall be registered such person as a shareholder and issue a new share certificate within one (1) month from the date of which the evidence has been received in full.

14. Within seven (7) days prior to each general meeting, the Company shall close the registration of transfer of shares by an announcement to shareholders at the head office and branch offices of the Company no less than seven (7) days before the date of closing the registration of transfer of shares.

CHAPTER III

Directors

15. The Company shall have a Board of Directors comprising of a number of directors as fixed from time to time by the general meeting of shareholders.

16. A director of the Company need not be a shareholder of the Company. The general meeting of shareholders shall elect the Board of Directors, and each shareholder shall have one vote for each share of which he is the holder.

17. (a) In an annual general meeting of shareholders, at least one-third (1/3) of directors or, if their number is not a multiple of three, then the number nearest to one-third (1/3) of all directors must retire from their positions. For directors whom must retire from their positions in each year, directors who have remained in their positions for the longest duration from the date of which they have been elected or appointed must retire from their positions. Where such directors have been appointed at the same time, a ballot method shall be used to determine the directors to be retired from their positions (unless another method has been agreed upon by the directors). A retiring director is eligible for re-election.

(b) In addition to vacating office on expiration of term of office, directors shall vacate office upon:

(1)	death;

(2)	resignation;

(3)	adjudged bankrupt or incompetent;

(4)	being removed by majority vote of a general meeting of shareholders; or

(5)	being removed by the court order.

18. Any director who wishes to resign from his post shall tender his resignation letter to the Company. The resignation shall take effect from the date of resignation letter reaches the Company. The resigning director may notify the registrar of his resignation.

19. In the case that a position of directorship is vacant, the remaining directors may proceed with matters even if there is such vacant position in the Board but, if and so long as their number is reduced below the number necessary to form a quorum, the remaining directors may proceed only by convening a general meeting to elect additional directors to constitute a quorum.

20. When there is a change of a director or directors, the Company shall effect the registration thereof within fourteen (14) days from the date of such change.

21. A directors’ meeting attended by no less than three (3) Board members shall constitute a quorum.

22. The Board shall elect one director to become the Chairperson. Where deemed appropriate by the Board, one or several directors may be elected to become the Vice Chairperson(s). A Vice Chairperson has duties according to the Articles of Association as delegated by the Chairperson.

23. Any director may summon a directors’ meeting. In such directors’ meeting, all directors shall be entitled to one vote. In convening a directors’ meeting, a notice summoning such meeting shall be sent to directors no less than seven (7) days prior to the meeting (or earlier if necessary, where agreed in writing by the number of directors required to constitute a quorum) specifying the date, place and time of the meeting and the agenda, and sent by registered post to all directors or by a messenger or by fax. Following the notice sent by fax, the original notice summoning the meeting shall be sent immediately by post or messenger.

24. A director may grant a proxy to anyone to attend a meeting on his behalf or revoke such appointment at any time or from time to time. A proxy holder shall have the right to attend the meeting and comprise the number to constitute a quorum and to vote in the capacity of the non-present director who granted the proxy. In the case that such proxy holder has been granted proxy by more than one director, the proxy holder shall have the right to vote on behalf of all those directors.

25. A director shall carry out his duties in accordance with the laws, objectives, Articles of Association of the Company and resolutions of general meetings. The Board of Directors shall have the power to elect a group of directors to become the executive committee to carry out any business matter and may stipulate any conditions and delegate one or more directors or one or more people to carry out one or more matters on behalf of the Board of Directors.

26. A director shall not carry on any business or enter into any partnership or become a director of a juristic entity of the same nature and a competitor of the Company, except where he has informed the general meeting prior to such appointment.

27. A director shall inform the Company without delay where he becomes an interested party to any agreement entered into with the Company or where his shares or bonds in the Company or any affiliate increase or decrease.

28. Subject to Article 42,

(1) the resolutions of any regular or postponed directors’ meeting shall be passed by a majority of votes by the present directors whether in person or by proxy;

(2) a resolution that is written and signed by all directors shall be deemed to be a resolution which is valid and enforceable in the same manner as a resolution which has been passed by a directors’ meeting that has been convened and held regularly. Where such written resolution has been signed by all directors of the Company, the passing of such resolution may be carried out by means of a document comprising of more than one page with the same content, and all pages shall be signed by one or more directors. Any resolution with a signature of a director sent by fax shall be deemed a document upon which a resolution has been passed for the benefit and purpose of passing such resolution under this Article; and

(3) a directors’ meeting shall be held by telephone, video or other means of technology which enables all directors to communicate. In such meetings, a proxy cannot be appointed. The resolutions of a meeting held by telephone, video or other means of technology shall be confirmed again in writing and signed and certified by all directors. Such resolution which has duly been signed shall be submitted to the Chairperson and kept in the records of the Company’s minutes of meeting.

A director may sign a resolution which has been sent to him by fax. Such resolution which has been signed by a director shall be deemed as the original version of the resolution.

29. The Board of Directors may delegate their powers to committees or executive officers of the Company to carry out matters, make decisions or enter into transactions as deemed appropriate by the Board of Directors.

30. A director shall be entitled to receive remuneration and benefits in other forms as stipulated in the Articles of Association or as approved by a general meeting.

The general meeting may stipulate a fixed amount for remuneration or stipulate any criteria, whether from time to time or to be effective until it is changed.

31. The Board of Directors shall have the powers and duties as follows:

(1) To appoint or remove the Company’s officers; the Board of Directors may delegate such power to any one or more directors to carry out on its behalf;

(2) Specify amount of reward to be paid to officers or employees of the Company or to any persons that has benefited the Company, whether temporarily or permanently; and

(3) To approve an interim dividend payment to shareholders.

32. The Board of Directors shall have the power to specify, amend and stipulate the conditions of directors whom are authorized to sign and bind the Company, including the conditions for signing by authorized directors.

CHAPTER IV

Shareholders’ Meeting

33. The Board of Directors shall hold a general meeting of shareholders within six (6) months after registration and shall subsequently be held within four (4) months after the end of the Company’s financial year. Such meetings shall be called “ordinary meetings”, and all other meetings shall be called “extraordinary meetings.”

34. The Board of Directors may summon Extraordinary Meetings as it may deem appropriate or shareholders holding not less than one-fifth of the shares of the Company may, at any time, request the Board of Directors in writing to summon Extraordinary Meetings. The request must expressly specify the objective for which the meeting is required to be summoned.

In such case, the Board of Directors shall summon the shareholders’ meeting within one (1) month from the date of which the request from the shareholders is received.

35. In convening a shareholders’ meeting, a written notice summoning the meeting specifying the place, date, time, agenda and matters to be proposed to the meeting shall be made by the Board of Director and sent by registered post or by fax, along with a confirmation letter by registered post, to every shareholder whose name appear in the register of shareholders of the Company no less than seven (7) days prior to the date of the meeting (or earlier for specific meetings as agreed upon by shareholders).

36. The Board of Directors must arrange to have documents sent to shareholders together with a notice summoning an ordinary meeting of shareholders as required by the law.

37. Shareholders or their proxy holders representing at least no less than 51 percent of the Company’s total shares shall constitute a quorum to transact any business.

If within an hour from the time appointment for the shareholders’ meeting the quorum as stipulated is not present, the meeting, if summoned upon the request of shareholders, shall be dissolved.

If the shareholders’ meeting has not been summoned upon the request of shareholders, another shareholders’ meeting shall be summoned no less than seven (7) days prior to the date of the meeting and at such meeting no quorum shall be necessary.

38. The Chairperson of the Board of Directors shall preside as the Chairperson of every shareholders’ meeting. If the Chairperson is absent or unable to carry out his duties, if there is a vice Chairperson then the vice Chairperson shall preside as the Chairperson. If there is no vice Chairperson or if he is unable to carry out his duties, the shareholders present may elect one of the shareholders to become a Chairperson.

39. The Chairman of a general meeting shall have a duty to hold the meeting in accordance with the Company’s Articles of Association by following the agenda as specified in the notice summoning the meeting, except where the general meeting has passed a resolution to change the order of the agenda by a vote of no less than two-thirds of the number of present shareholders.

40. All shareholders shall be entitled to attend every shareholders’ meeting.

41. Subject to Article 42 hereof, any resolution passed by a shareholders’ meeting shall be passed by a majority vote of the present shareholders at the time, whether in person or by proxy, whether by one or more shareholders, of no less than fifty-one (51) percent of the total shares that are eligible to vote.

42. Decisions on the following matters below shall be made by special resolution only, and the first passing of such resolution shall be by at least three-fourths (3/4) of all votes of the shares issued by the Company, and the second passing of such resolution shall be by at least two-thirds (2/3) of all votes of the shares issued by the Company. Other means aside from such shall be in accordance with the Civil and Commercial Code.

(a)	To amend the Memorandum or Articles of Association;

(b)	To increase or decrease registered capital;

(c)	To dissolve the Company;

(d)	To amalgamate with another company; and

(e)	To allot new shares as fully or partly paid up otherwise than in money.

43. In casting votes at a general meeting, whether on a show of hands or on a poll, each shareholder shall have one vote for each share of which he holds. A shareholder who has in a resolution, a special interest cannot vote on such resolution, except when voting to elect a director.

44. Any shareholder may vote by proxy, provided the power given to such proxy is in writing and in the form as determined by the Company’s registrar.

A proxy holder must deposit the instrument appointing the proxy holder to the Chairperson or a person authorized by the Chairman at the place of the meeting prior to the meeting.

45. In a shareholders’ meeting, where the meeting has not completely considered the agenda or matters proposed by shareholders, and it is necessary to postpone the meeting, the meeting shall specify the place, date and time for the next meeting and the Board of Directors shall send a notice summoning such meeting specifying the place, date, time and agenda to shareholders no less than seven (7) days prior to the meeting. A quorum shall be required for such meeting.

46.Ordinary meetings shall be summoned for the purpose of:

(i)	considering the report of the Board of Directors regarding work done during the previous period;

(ii)	considering and approving the balance sheet and profit and loss accounts;

(iii)	considering apportionment of profits and announcement of payment of dividends;

(iv)	electing new directors in place of those who must retire upon expiration of their terms;

(v)	appointing an auditor and fixing auditing fee; and

(vi)	other business.

CHAPTER V

Accounts, Finance, Auditing and Dividends

47. The annual accounting year of the Company shall commence on the 1st of January and terminate on the 31st of December of each year.

48. The Company must arrange to have its accounts made, maintained and audited in accordance with the applicable laws.

49. The Board of Directors must arrange to have its balance sheet and profit and loss accounts as at the end of the accounting year of the Company made and proposed to shareholders at the annual general meeting for consideration and approval of such balance sheet and profit and loss accounts. The Board of Directors must arrange to have the accounts audited by an auditor prior to proposing to the shareholders’ meeting.

50. The Board of Directors must arrange to have the following documents sent to shareholders together with a notice summoning the annual ordinary meeting:

(1) a copy of the audited balance sheet and profit and loss accounts together with an auditor’s report; and

(2) an annual report of the Board of Directors.

51. Dividends shall be paid only from profits. Where the Company has its accumulated losses, no dividends shall be paid.

Dividends shall be equally paid according to number of shares, except for preference shares where dividends shall be paid according to the preference as stipulated.

The Board of Directors may from time to time pay to the shareholders the interim dividends, if it appears to the directors that such is justified by the profits of the Company, and report it to the next shareholders’ meeting.

Dividends shall be paid within one month from the date of the shareholders’ meeting or the date of which the Board of Directors has passed a resolution, as the case may be. A notice shall be sent to shareholders and an announcement of dividend payment shall be published in a newspaper.

52. The Company must appropriate to a reserve fund from the annual net profits no less than five (5) percent of the annual net profits deducted by the accumulated losses (if any) until the reserve fund is no less than ten (10) percent of the registered capital, except where the law requires a higher reserve fund.

53. In the case that a shareholder has not fully paid for a share in the amount as registered or as fixed by the Company, the Company shall pay dividends according to the proportion which has already been paid for such share.

54. An auditor must not be a director, employee, officer or any person in any position in the Company.

55. An auditor shall have a duty to attend a shareholders’ meeting every time for consideration of the balance sheet, the profit and loss accounts and issues relating to the Company’s accounts in order to explain matters in relation to auditing to shareholders.

56. An auditor shall have the power to audit accounts, documents and any other evidence relating to revenue and expenditure, as well as the assets and debts of the Company during the Company’s office hours. An auditor shall have the power to enquire directors, employees, officers and any person holding a position in the Company, including the Company’s agents, and to request such persons to notify the facts or to submit evidence relating to the Company’s operations.

CHAPTER VI

Increasing and Decreasing Capital

57. Subject to Article 42 above, the Company may, by a special resolution of the shareholders’ meeting, increase its capital by issuing new shares.

58. In increasing capital, all new shares must be offered to existing shareholders in proportion to the shares held by them. Such offer must be made by notice specifying the number of shares to which the shareholder is entitled, and fixing a date after which the offer, if not accepted, shall be deemed to be declined.

After such date or on the receipt of an intimation from the shareholder that he declined to accept the shares offered, the director may offer such shares for subscription to other shareholders or may subscribe the shares to himself.

59. Subject to Article 42 above, the Company may, by a special resolution of the shareholders’ meeting, reduce its capital either by lowering the amount of each share or by reducing the number of shares. The capital of the company shall not be reduced to less than one-fourth of its total amounts.

60. The special resolution by which any increase or reduction of capital has been approved must be registered by the Company within fourteen (14) days after its date.

It is certified that the said contents are provided as approved by the above-mentioned shareholders’ meeting.

SEAL	Signed	-signed- Director
(Mr. Udom Udompanyawit)

STAMP DUTY

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By a special resolution of the Ordinary General Meeting of Shareholders No. 1/2552 on 24 April 2009 has been passed to amend Article 24, Article 28(1) and (2), Article 35, Article 42 and Article 51 of the Articles of Association of the Company as follows:

24. -Revoked-

28. Subject to Article 42,

(1) the resolutions of any regular or postponed directors’ meeting shall be passed by a majority of votes by the present directors whether in person or by proxy; and

(2) - revoked -

35. In convening a shareholders’ meeting, a written notice summoning the meeting specifying the place, date, time, agenda and matters to be proposed to the meeting shall be made by the Board of Directors, published in a local newspaper at least once no less than seven (7) days prior to the date of the meeting and sent by registered post or by fax, along with a confirmation letter by registered post, to every shareholder whose name appears in the register of shareholders of the Company no less than seven (7) days prior to the date of the meeting, except where such is a notice summoning a meeting to pass a special resolution, which shall require such notice to be sent no less than fourteen (14) days prior to the date of the meeting. In the case of a notice summoning a general meeting to pass a special resolution, the matter to be proposed for passing such resolution shall be specified.

42. Decisions on the following matters below shall be made by special resolution only, and the passing of such resolution shall be by no less than three-fourths (3/4) of all votes of the present shareholders who are eligible to vote. Other means aside from such shall be in accordance with the Civil and Commercial Code.

(a)	To amend the Memorandum or Articles of Association;

(b)	To increase or decrease registered capital;

(c)	To dissolve the Company;

(d)	To amalgamate with another company; and

(e)	To allot new shares as fully or partly paid up otherwise than in money.

51. Dividends shall be paid only from profits. Where the Company has its accumulated losses, no dividends shall be paid.

Dividends shall be equally paid according to number of shares, except for preference shares where dividends shall be paid according to the preference as stipulated.

The Board of Directors may from time to time pay to the shareholders the interim dividends, if it appears to the directors that such is justified by the profits of the Company, and report it to the next shareholders’ meeting.

Dividends shall be paid within one month from the date of the shareholders’ meeting or the date of which the Board of Directors has passed a resolution, as the case may be. A notice shall be sent to every shareholder whose name appears in the register of shareholders and an announcement of dividend payment for bearer share shall be published in a newspaper.

It is certified that the said contents are provided as approved by the above-mentioned shareholders’ meeting.

SEAL	Signed -signed- Director
(Mr. Udom Udompanyawit)

STAMP DUTY

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By a special resolution of the Ordinary General Meeting of Shareholders No. 1/2013 on 29 April 2013 has been passed to amend Article 14, Article 21, Article 23 and Article 55 of the Articles of Association of the Company as follows:

14. Within three (3) days prior to each general meeting, the Company may close the registration of transfer of shares.

21. A directors’ meeting attended by no less than half of the total number of the then directors shall constitute a quorum.

23. Any director may summon a directors’ meeting and, in such directors’ meeting, all directors shall be entitled to one vote.

55. -Revoked-

It is certified that the said contents are provided in accordance with the above-mentioned resolution.

SEAL	Signed -signed- Director
(Mr. Udom Udompanyawit)

STAMP DUTY